Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $50.0 MILLION
Results marked by net interest income growth and stable asset quality

Rockland, Massachusetts (January 16, 2025) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2024 fourth quarter net income of $50.0 million, or $1.18 per diluted share, as compared to 2024 third quarter net income of $42.9 million, or $1.01 per diluted share. Financial results for the fourth quarter of 2024 also reflected pre-tax merger-related costs of $1.9 million associated with the Company’s pending acquisition of Enterprise Bancorp, Inc. (“Enterprise”) and its subsidiary, Enterprise Bank, announced on December 9, 2024. Excluding these merger-related costs and the related tax effects, operating net income was $51.4 million, or $1.21 per diluted share. No merger-related costs were incurred during the third quarter of 2024. The increase in net income was largely attributable to growth in net interest income, a decrease in loan loss provision, and a reduced tax rate compared to the prior quarter, as detailed below. Full year 2024 net income was $192.1 million, or $4.52 per diluted share, as compared to prior year net income of $239.5 million, or $5.42 per diluted share. In addition, full year operating net income was $193.4 million, or $4.55 on a diluted earnings per share basis, which excluded the aforementioned merger-related costs associated with the pending Enterprise acquisition. There were no non-core adjustments included in the Company’s full year 2023 results. Please refer to “Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)” below for a reconciliation of net income to operating net income.

The Company generated a return on average assets and a return on average common equity of 1.02% and 6.64%, respectively, for the fourth quarter of 2024, as compared to 0.88% and 5.75%, respectively, for the prior quarter, or 1.05% and 6.82%, respectively, on an operating basis for the fourth quarter of 2024. For the full year 2024, the Company generated a return on average assets and return on average common equity of 0.99% and 6.53%, respectively, as compared to 1.24% and 8.31%, respectively, for the prior year. On an operating basis, the Company generated a return on average assets and a return on average common equity of 1.00% and 6.57%, respectively, for the full year 2024.
“Our employees continue to provide outstanding service to our clients, resulting in sustained improvement over many core elements of the bank,” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Fourth quarter results were driven by a focus on our fundamentals, and we believe that we are well positioned to achieve profitability improvement through both net interest margin expansion and the pending acquisition of Enterprise.”

BALANCE SHEET

Total assets of $19.4 billion at December 31, 2024 remained essentially flat when compared to the prior quarter and increased $26.2 million, or 0.14%, when compared to December 31, 2023 levels, with the change compared to the year ago period reflecting a healthy remix of assets from securities into loans.

At December 31, 2024, the Company reclassified its portfolio of loans secured by owner-occupied commercial real estate to the commercial and industrial loan category to reflect the variation in the management and underlying risk profile of such loans compared with investor-owned commercial real estate loans. Prior periods were reclassified to conform to the current presentation. Total loans at December 31, 2024 of $14.5 billion increased by $147.6 million, or 1.0% (4.1% annualized), compared to the prior quarter level. Loan growth for the fourth quarter was fueled primarily by increases in the commercial and industrial and construction categories, while commercial real estate balances decreased from the prior quarter, reflecting the Company’s cautious posture on commercial real estate originations. Small business lending also remains a focal point, with growth of 4.4% (17.3% annualized) during the fourth quarter. On the consumer side, the total loan portfolio grew $31.3 million, or 0.9% (3.4% annualized) from the prior quarter, reflecting solid growth in both the residential real estate and home equity products.

Average deposits for the fourth quarter increased by $109.0 million, or 0.7% (2.8% annualized), as compared to the prior quarter average balances, while period end balances of $15.3 billion at December 31, 2024 decreased by $135.0 million, or 0.9%, from September 30, 2024, as growth in consumer balances were offset by seasonal reductions in business checking and municipal deposits. Overall core deposits remained at 81.7% of total deposits at December 31, 2024, consistent with overall core deposits as a percentage of total deposits at September 30, 2024. Total noninterest bearing demand deposits represented 28.7% of total deposits at December 31, 2024, compared to 29.3% at September 30, 2024. The total cost of deposits for the fourth quarter of 1.65% decreased 9 basis points compared to the prior quarter.

Total period end borrowings increased by $38.0 million, or 5.7%, during the fourth quarter of 2024, while average borrowings decreased $21.2 million, or 3.1% for the quarter. The Company’s overall cost of funding decreased by 9 basis point to 1.77% during the fourth quarter, fueled by lower deposit costs, and to a lesser extent, reduced average wholesale borrowing costs.

The securities portfolio balances decreased $54.2 million, or 2.0%, at December 31, 2024 compared to September 30, 2024, as new purchases of $81.6 million were offset by maturities, calls, paydowns and unrealized losses of $15.5 million in the available for sale portfolio. Total securities represented 14.0% and 14.2% of total assets at December 31, 2024 and September 30, 2024, respectively.

Stockholders’ equity at December 31, 2024 increased $16.0 million, or 0.5%, compared to September 30, 2024, driven by strong earnings retention, partially offset by unrealized losses on the available for sale investment securities portfolio and interest rate derivative valuations included in other comprehensive income. The Company’s ratio of common equity to assets of 15.45% at December 31, 2024 represented an increase of 11 basis points from September 30, 2024 and an increase of 49 basis points from December 31, 2023. The Company’s book value per share increased by $0.35, or 0.5%, to $70.43 at December 31, 2024 as compared to the prior quarter. The Company’s tangible book value per share at December 31, 2024 rose by $0.39, or 0.8%, from the prior quarter to $46.96, and has grown by 6.4% from the year ago period. The Company’s ratio of tangible common equity to tangible assets of 10.86% at December 31, 2024 represented an increase of 11 basis points from the prior quarter and an increase of 55 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2024 increased to $144.7 million as compared to $141.7 million for the prior quarter. The net interest margin of 3.33% increased 4 basis points when compared to the prior quarter, and the core margin of 3.31% increased two basis points, driven primarily by decreased funding costs. See Appendix C for additional details regarding the net interest margin and Non-GAAP reconciliation of core margin.

NONINTEREST INCOME

Noninterest income of $32.2 million for the fourth quarter of 2024 represented a decrease of $1.4 million, or 4.0%, as compared to the prior quarter. Significant changes in noninterest income for the fourth quarter of 2024 compared to the prior quarter included the following:

•Deposit account fees increased by $337,000, or 5.0%, due primarily to increased overdraft and cash management activity.

•Overall investment and advisory income decreased by $250,000, or 2.3%, compared to the prior quarter as slightly higher management fee income was offset by lower retail investment revenue and insurance commissions. Reflecting overall market declines in December, total assets under administration decreased by $125.9 million, or 1.8%, during the quarter to $7.0 billion at December 31, 2024.

•Loan level derivative income decreased by $686,000, or 61.0%, reflecting volatility of customer demand.

•Other noninterest income decreased by $1.1 million, or 16.4%, driven by decreased unrealized gains on equity securities of $603,000 and decreased FHLB dividend income of $214,000.

NONINTEREST EXPENSE

Noninterest expense of $106.4 million for the fourth quarter of 2024 represented an increase of $6.0 million, or 6.0%, as compared to the prior quarter. Significant changes in noninterest expense for the fourth quarter of 2024 compared to the prior quarter included the following:

•Salaries and employee benefits decreased by $899,000, or 1.5%, as compared to the prior quarter, fueled primarily by outsized interest rate-driven valuation fluctuations on the Company’s split-dollar bank-owned life insurance policies, which resulted in a $1.7 million decrease as compared to the prior quarter. This decrease was partially offset by increased base salary costs for the fourth quarter.

•Occupancy and equipment expenses increased by $665,000, or 5.2%, compared to the prior quarter, driven primarily by lease termination costs of approximately $550,000 related to the exit of an inactive branch location associated with a previous acquisition.

•During the fourth quarter of 2024, the Company recognized $1.9 million of merger and acquisition expenses related to the pending acquisition of Enterprise. No such costs were incurred during the prior quarter.
•Other noninterest expense increased by $4.3 million, or 19.2%, attributable largely to an increase in debit card expenses as the prior quarter reflected a one-time credit of $1.1 million, as well as increases in consultant fees of $841,000, unrealized losses on equity securities of $764,000, and card issuance costs of $490,000.

The Company’s tax rate for the fourth quarter of 2024 decreased to 20.49%, as compared to 22.35% for the prior quarter, due to the purchase of additional certificated tax credits during the fourth quarter, as well as the release of $1.2 million in uncertain tax positions.

ASSET QUALITY

The fourth quarter provision for credit losses decreased to $7.5 million as compared to $19.5 million for the third quarter of 2024, as the prior quarter reflected a large specific reserve charge on one commercial real estate office loan. Nonperforming loans decreased slightly to $101.5 million at December 31, 2024, as compared to $104.2 million at September 30, 2024, representing 0.70% and 0.73% of total loans, respectively. Net charge-offs decreased to $1.2 million for the fourth quarter of 2024, as compared to $6.7 million for the prior quarter, representing 0.03% and 0.18%, respectively, of average loans annualized. Delinquencies as a percentage of total loans increased 27 basis points from the prior quarter to 0.60% at December 31, 2024, driven by the migration of one commercial real estate loan.

The allowance for credit losses on total loans increased to $170.0 million at December 31, 2024 compared to $163.7 million at September 30, 2024, and represented 1.17% and 1.14% of total loans, at December 31, 2024 and September 30, 2024, respectively.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 17, 2025. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 6760633 and will be available through January 24, 2025. Additionally, a webcast replay will be available on the Company’s website until January 17, 2026.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits, significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, political and policy uncertainties associated with the new U.S. presidential administration, changes in U.S. and international trade policies, or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;
•failure to consummate or a delay in consummating the acquisition of Enterprise, including as a result of any failure to obtain the necessary regulatory approvals, to obtain Enterprise shareholder approval or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all;
•risks related to the company’s pending acquisition of Enterprise and acquisitions generally, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, including as a result of intensified regulatory scrutiny in the aftermath of regional bank failures and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business; and
•any unexpected material adverse changes in the Company’s operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin (“core margin”), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets,” defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Investor Relations:
Gerry Cronin
Director of Investor Relations
(774) 363-9872
Gerard.Cronin@rocklandtrust.com

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2024	September 30 2024	December 31 2023	Dec 2024 vs.	Dec 2024 vs.
				Sept 2024	Dec 2023
Assets
Cash and due from banks	$187,849	$198,987	$178,861	(5.60)%	5.03%
Interest-earning deposits with banks	32,041	225,465	45,469	(85.79)%	(29.53)%
Securities
Trading	4,245	4,410	4,987	(3.74)%	(14.88)%
Equities	21,204	21,639	22,510	(2.01)%	(5.80)%
Available for sale	1,250,944	1,247,211	1,334,256	0.30%	(6.24)%
Held to maturity	1,434,956	1,492,315	1,569,107	(3.84)%	(8.55)%
Total securities	2,711,349	2,765,575	2,930,860	(1.96)%	(7.49)%
Loans held for sale	7,271	16,259	6,368	(55.28)%	14.18%
Loans
Commercial and industrial	3,047,671	2,946,552	2,925,823	3.43%	4.16%
Commercial real estate	6,756,708	6,793,329	6,695,671	(0.54)%	0.91%
Commercial construction	782,078	742,042	849,586	5.40%	(7.95)%
Small business	281,781	270,018	251,956	4.36%	11.84%
Total commercial	10,868,238	10,751,941	10,723,036	1.08%	1.35%
Residential real estate	2,460,600	2,441,859	2,424,754	0.77%	1.48%
Home equity - first position	490,115	498,193	518,706	(1.62)%	(5.51)%
Home equity - subordinate positions	650,053	632,242	578,920	2.82%	12.29%
Total consumer real estate	3,600,768	3,572,294	3,522,380	0.80%	2.23%
Other consumer	39,372	36,572	32,654	7.66%	20.57%
Total loans	14,508,378	14,360,807	14,278,070	1.03%	1.61%
Less: allowance for credit losses	(169,984)	(163,696)	(142,222)	3.84%	19.52%
Net loans	14,338,394	14,197,111	14,135,848	1.00%	1.43%
Federal Home Loan Bank stock	31,573	29,926	43,557	5.50%	(27.51)%
Bank premises and equipment, net	193,320	192,197	193,049	0.58%	0.14%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	12,284	13,701	18,190	(10.34)%	(32.47)%
Cash surrender value of life insurance policies	303,965	302,132	297,387	0.61%	2.21%
Other assets	570,447	481,692	512,712	18.43%	11.26%
Total assets	$19,373,565	$19,408,117	$19,347,373	(0.18)%	0.14%
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing demand deposits	$4,390,703	$4,519,492	$4,567,083	(2.85)%	(3.86)%
Savings and interest checking	5,207,548	5,188,303	5,298,913	0.37%	(1.72)%
Money market	2,960,381	2,969,809	2,818,072	(0.32)%	5.05%
Time certificates of deposit	2,747,346	2,763,419	2,181,479	(0.58)%	25.94%
Total deposits	15,305,978	15,441,023	14,865,547	(0.87)%	2.96%
Borrowings
Federal Home Loan Bank borrowings	638,514	600,521	1,105,541	6.33%	(42.24)%
Junior subordinated debentures, net	62,860	62,859	62,858	—%	—%
Subordinated debentures, net	—	—	49,980	nm	(100.00)%
Total borrowings	701,374	663,380	1,218,379	5.73%	(42.43)%
Total deposits and borrowings	16,007,352	16,104,403	16,083,926	(0.60)%	(0.48)%
Other liabilities	373,093	326,566	368,196	14.25%	1.33%
Total liabilities	16,380,445	16,430,969	16,452,122	(0.31)%	(0.44)%
Stockholders’ equity
Common stock	423	423	427	—%	(0.94)%
Additional paid in capital	1,909,980	1,907,012	1,932,163	0.16%	(1.15)%

Retained earnings	1,172,724	1,146,915	1,077,488	2.25%	8.84%
Accumulated other comprehensive loss, net of tax	(90,007)	(77,202)	(114,827)	16.59%	(21.62)%
Total stockholders' equity	2,993,120	2,977,148	2,895,251	0.54%	3.38%
Total liabilities and stockholders’ equity	$19,373,565	$19,408,117	$19,347,373	(0.18)%	0.14%

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS
		September 30 2024	December 31 2023

Commercial and industrial previously reported		$1,577,861	$1,579,986
Reclassification of certain owner-occupied loans		1,368,691	1,345,837
Commercial and industrial after reclassification		$2,946,552	$2,925,823

Commercial real estate previously reported		$8,162,020	$8,041,508
Reclassification of certain owner-occupied loans		(1,368,691)	(1,345,837)
Commercial real estate after reclassification		$6,793,329	$6,695,671

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2024	September 30 2024	December 31 2023	Dec 2024 vs.	Dec 2024 vs.
				Sept 2024	Dec 2023
Interest income
Interest on federal funds sold and short-term investments	$3,154	$1,635	$304	92.91%	937.50%
Interest and dividends on securities	14,807	14,065	14,631	5.28%	1.20%
Interest and fees on loans	198,177	200,597	192,178	(1.21)%	3.12%
Interest on loans held for sale	182	227	57	(19.82)%	219.30%
Total interest income	216,320	216,524	207,170	(0.09)%	4.42%
Interest expense
Interest on deposits	64,188	66,985	49,456	(4.18)%	29.79%
Interest on borrowings	7,471	7,836	12,618	(4.66)%	(40.79)%
Total interest expense	71,659	74,821	62,074	(4.23)%	15.44%
Net interest income	144,661	141,703	145,096	2.09%	(0.30)%
Provision for credit losses	7,500	19,500	5,500	(61.54)%	36.36%
Net interest income after provision for credit losses	137,161	122,203	139,596	12.24%	(1.74)%
Noninterest income
Deposit account fees	7,116	6,779	6,126	4.97%	16.16%
Interchange and ATM fees	4,880	4,970	4,638	(1.81)%	5.22%
Investment management and advisory	10,783	11,033	9,818	(2.27)%	9.83%
Mortgage banking income	1,055	972	609	8.54%	73.23%
Increase in cash surrender value of life insurance policies	2,152	2,006	2,091	7.28%	2.92%
Gain on life insurance benefits	194	—	180	100.00%	7.78%
Loan level derivative income	439	1,125	802	(60.98)%	(45.26)%
Other noninterest income	5,572	6,664	7,803	(16.39)%	(28.59)%
Total noninterest income	32,191	33,549	32,067	(4.05)%	0.39%
Noninterest expenses
Salaries and employee benefits	59,209	60,108	56,388	(1.50)%	5.00%
Occupancy and equipment expenses	13,399	12,734	13,054	5.22%	2.64%
Data processing and facilities management	2,559	2,510	2,423	1.95%	5.61%
FDIC assessment	2,588	2,628	3,942	(1.52)%	(34.35)%
Merger and acquisition expense	1,902	—	—	100.00%	100.00%
Other noninterest expenses	26,765	22,463	24,940	19.15%	7.32%
Total noninterest expenses	106,422	100,443	100,747	5.95%	5.63%
Income before income taxes	62,930	55,309	70,916	13.78%	(11.26)%

Provision for income taxes	12,897	12,362	16,113	4.33%	(19.96)%
Net Income	$50,033	$42,947	$54,803	16.50%	(8.70)%

Weighted average common shares (basic)	42,494,409	42,481,441	43,474,734
Common share equivalents	20,432	11,622	9,474
Weighted average common shares (diluted)	42,514,841	42,493,063	43,484,208

Basic earnings per share	$1.18	$1.01	$1.26	16.83%	(6.35)%
Diluted earnings per share	$1.18	$1.01	$1.26	16.83%	(6.35)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$50,033	$42,947	$54,803
Noninterest expense components
Add - merger and acquisition expenses	1,902	—	—
Noncore increases to income before taxes	1,902	—	—
Net tax benefit associated with noncore items (1)	(535)	—	—
Noncore increases to net income	1,367	—	—
Operating net income (Non-GAAP)	$51,400	$42,947	$54,803	19.68%	(6.21)%

Diluted earnings per share, on an operating basis (Non-GAAP)	$1.21	$1.01	$1.26	19.80%	(3.97)%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.33%	3.29%	3.38%
Return on average assets (calculated by dividing net income by average assets) (GAAP)	1.02%	0.88%	1.13%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.05%	0.88%	1.13%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	6.64%	5.75%	7.51%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.82%	5.75%	7.51%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	9.96%	8.67%	11.50%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	10.23%	8.67%	11.50%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.20%	19.14%	18.10%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	18.20%	19.14%	18.10%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	60.18%	57.31%	56.87%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	59.10%	57.31%	56.87%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2024	December 31 2023	Dec 2024 vs.
			Dec 2023

Interest income
Interest on federal funds sold and short-term investments	$5,669	$5,186	9.31%
Interest and dividends on securities	57,098	60,342	(5.38)%
Interest and fees on loans	789,274	730,008	8.12%
Interest on loans held for sale	712	190	274.74%
Total interest income	852,753	795,726	7.17%
Interest expense
Interest on deposits	246,962	144,752	70.61%
Interest on borrowings	44,062	44,453	(0.88)%
Total interest expense	291,024	189,205	53.81%
Net interest income	561,729	606,521	(7.39)%
Provision for credit losses	36,250	23,250	55.91%
Net interest income after provision for credit losses	525,479	583,271	(9.91)%
Noninterest income
Deposit account fees	26,455	23,486	12.64%
Interchange and ATM fees	19,055	18,108	5.23%
Investment management and advisory	42,744	40,191	6.35%
Mortgage banking income	4,143	2,326	78.12%
Increase in cash surrender value of life insurance policies	8,086	7,868	2.77%
Gain on life insurance benefits	457	2,291	(80.05)%
Loan level derivative income	2,117	3,327	(36.37)%
Other noninterest income	24,957	27,012	(7.61)%
Total noninterest income	128,014	124,609	2.73%
Noninterest expenses
Salaries and employee benefits	233,653	222,135	5.19%
Occupancy and equipment expenses	52,072	50,582	2.95%
Data processing and facilities management	9,957	9,884	0.74%
FDIC assessment	10,892	11,953	(8.88)%
Merger and acquisition expense	1,902	—	100.00%
Other noninterest expenses	97,890	98,192	(0.31)%
Total noninterest expenses	406,366	392,746	3.47%
Income before income taxes	247,127	315,134	(21.58)%
Provision for income taxes	55,046	75,632	(27.22)%
Net Income	$192,081	$239,502	(19.80)%

Weighted average common shares (basic)	42,499,492	44,181,540
Common share equivalents	12,309	12,007
Weighted average common shares (diluted)	42,511,801	44,193,547

Basic earnings per share	$4.52	$5.42	(16.61)%
Diluted earnings per share	$4.52	$5.42	(16.61)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$192,081	$239,502
Noninterest expense components
Add - merger and acquisition expenses	1,902	—
Noncore increases to income before taxes	1,902	—
Net tax benefit associated with noncore items (1)	(535)	—
Noncore increases to net income	1,367	—

Operating net income (Non-GAAP)	$193,448	$239,502	(19.23)%

Diluted earnings per share, on an operating basis (Non-GAAP)	$4.55	$5.42	(16.05)%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.28%	3.54%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	0.99%	1.24%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.00%	1.24%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.53%	8.31%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.57%	8.31%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	9.89%	12.78%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	9.96%	12.78%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.56%	17.04%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	18.56%	17.04%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	58.92%	53.72%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	58.64%	53.72%

nm = not meaningful

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2024	September 30 2024	December 31 2023
Nonperforming loans
Commercial & industrial loans	$14,152	$12,271	$26,805
Commercial real estate loans	74,343	77,707	16,335
Small business loans	302	501	398
Residential real estate loans	10,243	9,744	7,634
Home equity	2,479	3,992	3,171
Other consumer	10	33	40
Total nonperforming loans	101,529	104,248	54,383
Other real estate owned	—	110	110
Total nonperforming assets	$101,529	$104,358	$54,493

Nonperforming loans/gross loans	0.70%	0.73%	0.38%
Nonperforming assets/total assets	0.52%	0.54%	0.28%
Allowance for credit losses/nonperforming loans	167.42%	157.03%	261.52%
Allowance for credit losses/total loans	1.17%	1.14%	1.00%
Delinquent loans/total loans	0.60%	0.33%	0.44%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2024	September 30 2024	December 31 2023

Nonperforming assets beginning balance	$104,358	$57,561	$39,281
New to nonperforming	5,065	57,197	31,823
Loans charged-off	(1,652)	(7,006)	(4,182)
Loans paid-off	(4,975)	(2,306)	(10,905)
Loans restored to performing status	(1,234)	(1,058)	(1,534)
Sale of other real estate owned	(110)	—	—
Other	77	(30)	10
Nonperforming assets ending balance	$101,529	$104,358	$54,493

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2024	September 30 2024	December 31 2023	December 31 2024	December 31 2023
Net charge-offs (recoveries)
Commercial and industrial loans	$8	$5,883	$80	$5,804	$23,419
Commercial real estate loans	—	—	2,783	—	7,855
Small business loans	317	160	267	595	392
Home equity	283	24	23	37	(15)
Other consumer	604	596	694	2,052	1,796
Total net charge-offs	$1,212	$6,663	$3,847	$8,488	$33,447

Net charge-offs to average loans (annualized)	0.03%	0.18%	0.11%	0.06%	0.24%

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2024	September 30 2024	December 31 2023
Gross loans/total deposits	94.79%	93.00%	96.05%
Common equity tier 1 capital ratio (1)	14.64%	14.57%	14.19%
Tier 1 leverage capital ratio (1)	11.32%	11.22%	10.96%
Common equity to assets ratio GAAP	15.45%	15.34%	14.96%
Tangible common equity to tangible assets ratio (2)	10.86%	10.75%	10.31%
Book value per share GAAP	$70.43	$70.08	$67.53
Tangible book value per share (2)	$46.96	$46.57	$44.13
(1) Estimated number for December 31, 2024.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$270,603	$3,154	4.64%	$129,827	$1,635	5.01%	$42,391	$304	2.85%
Securities
Securities - trading	4,366	—	—%	4,366	—	—%	4,509	—	—%
Securities - taxable investments	2,743,469	14,805	2.15%	2,761,758	14,064	2.03%	2,923,983	14,629	1.98%
Securities - nontaxable investments (1)	195	2	4.08%	194	1	2.05%	186	2	4.27%
Total securities	$2,748,030	$14,807	2.14%	$2,766,318	$14,065	2.02%	$2,928,678	$14,631	1.98%
Loans held for sale	12,882	182	5.62%	15,208	227	5.94%	3,614	57	6.26%
Loans
Commercial and industrial (1)	2,974,746	45,449	6.08%	2,998,298	46,796	6.21%	2,989,985	46,001	6.10%
Commercial real estate (1)	6,745,244	88,630	5.23%	6,757,534	89,773	5.29%	6,567,004	83,320	5.03%
Commercial construction	777,094	13,805	7.07%	749,009	13,778	7.32%	895,313	15,932	7.06%
Small business	275,934	4,583	6.61%	270,486	4,486	6.60%	246,411	3,956	6.37%
Total commercial	10,773,018	152,467	5.63%	10,775,327	154,833	5.72%	10,698,713	149,209	5.53%
Residential real estate	2,446,478	27,325	4.44%	2,443,488	26,917	4.38%	2,380,706	24,712	4.12%
Home equity	1,134,521	18,901	6.63%	1,122,750	19,372	6.86%	1,097,233	18,747	6.78%
Total consumer real estate	3,580,999	46,226	5.14%	3,566,238	46,289	5.16%	3,477,939	43,459	4.96%
Other consumer	37,960	663	6.95%	35,331	665	7.49%	32,141	667	8.23%
Total loans	$14,391,977	$199,356	5.51%	$14,376,896	$201,787	5.58%	$14,208,793	$193,335	5.40%
Total interest-earning assets	$17,423,492	$217,499	4.97%	$17,288,249	$217,714	5.01%	$17,183,476	$208,327	4.81%
Cash and due from banks	181,566			182,151			178,100
Federal Home Loan Bank stock	29,944			30,513			37,054
Other assets	1,801,204			1,839,389			1,883,317
Total assets	$19,436,206			$19,340,302			$19,281,947
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,181,107	$17,171	1.32%	$5,163,567	$17,978	1.39%	$5,323,667	$14,315	1.07%
Money market	3,012,556	17,612	2.33%	2,998,672	18,986	2.52%	2,851,343	15,197	2.11%
Time deposits	2,779,704	29,405	4.21%	2,740,982	30,021	4.36%	2,103,666	19,944	3.76%
Total interest-bearing deposits	$10,973,367	$64,188	2.33%	$10,903,221	$66,985	2.44%	$10,278,676	$49,456	1.91%
Borrowings
Federal Home Loan Bank borrowings	601,842	6,396	4.23%	623,053	6,692	4.27%	884,441	10,836	4.86%
Junior subordinated debentures	62,860	1,075	6.80%	62,859	1,144	7.24%	62,857	1,164	7.35%
Subordinated debentures	—	—	—%	—	—	—%	49,968	618	4.91%
Total borrowings	$664,702	$7,471	4.47%	$685,912	$7,836	4.54%	$997,266	$12,618	5.02%
Total interest-bearing liabilities	$11,638,069	$71,659	2.45%	$11,589,133	$74,821	2.57%	$11,275,942	$62,074	2.18%
Noninterest-bearing demand deposits	4,481,669			4,442,858			4,704,888
Other liabilities	319,220			339,075			406,029
Total liabilities	$16,438,958			$16,371,066			$16,386,859
Stockholders’ equity	2,997,248			2,969,236			2,895,088

Total liabilities and stockholders’ equity	$19,436,206			$19,340,302			$19,281,947

Net interest income		$145,840			$142,893			$146,253

Interest rate spread (2)			2.52%			2.44%			2.63%

Net interest margin (3)			3.33%			3.29%			3.38%

Supplemental Information
Total deposits, including demand deposits	$15,455,036	$64,188		$15,346,079	$66,985		$14,983,564	$49,456
Cost of total deposits			1.65%			1.74%			1.31%
Total funding liabilities, including demand deposits	$16,119,738	$71,659		$16,031,991	$74,821		$15,980,830	$62,074
Cost of total funding liabilities			1.77%			1.86%			1.54%

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS

				September 30, 2024			December 31, 2023
					Interest			Interest
				Average	Earned/	Yield/	Average	Earned/	Yield/
				Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Commercial and industrial previously reported				$1,585,801	$28,834	7.23%	$1,600,886	$28,990	7.18%
Reclassification of certain owner-occupied loans				1,412,497	17,962	5.06%	1,389,099	17,011	4.86%
Commercial and industrial after reclassification				$2,998,298	$46,796	6.21%	$2,989,985	$46,001	6.10%

Commercial real estate previously reported				$8,170,031	$107,735	5.25%	$7,956,103	$100,331	5.00%
Reclassification of certain owner-occupied loans				(1,412,497)	(17,962)	5.06%	(1,389,099)	(17,011)	4.86%
Commercial real estate after reclassification				$6,757,534	$89,773	5.29%	$6,567,004	$83,320	5.03%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $1.2 million for each of the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, determined by applying the Company’s marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2024			December 31, 2023
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$125,066	$5,669	4.53%	$118,806	$5,186	4.37%
Securities
Securities - trading	4,562	—	—%	4,411	—	—%
Securities - taxable investments	2,791,246	57,092	2.05%	3,027,769	60,336	1.99%
Securities - nontaxable investments (1)	192	7	3.65%	190	7	3.68%
Total securities	$2,796,000	$57,099	2.04%	$3,032,370	$60,343	1.99%
Loans held for sale	11,960	712	5.95%	3,289	190	5.78%
Loans
Commercial and industrial (1)	2,980,286	182,548	6.13%	3,026,327	180,551	5.97%
Commercial real estate (1)	6,731,055	350,539	5.21%	6,460,088	311,787	4.83%
Commercial construction	800,254	58,455	7.30%	1,019,871	66,440	6.51%
Small business	267,212	17,605	6.59%	235,108	14,428	6.14%
Total commercial	10,778,807	609,147	5.65%	10,741,394	573,206	5.34%
Residential real estate	2,434,114	106,797	4.39%	2,217,971	88,210	3.98%
Home equity	1,115,598	75,543	6.77%	1,093,546	70,698	6.47%
Total consumer real estate	3,549,712	182,340	5.14%	3,311,517	158,908	4.80%
Other consumer	33,761	2,530	7.49%	31,202	2,418	7.75%
Total loans	$14,362,280	$794,017	5.53%	$14,084,113	$734,532	5.22%
Total interest-earning assets	$17,295,306	$857,497	4.96%	$17,238,578	$800,251	4.64%
Cash and due from banks	179,955			180,553
Federal Home Loan Bank stock	37,155			33,734
Other assets	1,831,516			1,853,585
Total assets	$19,343,932			$19,306,450
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,169,237	$66,334	1.28%	$5,489,923	$43,073	0.78%
Money market	2,941,539	69,998	2.38%	3,022,322	51,630	1.71%
Time deposits	2,600,190	110,630	4.25%	1,724,625	50,050	2.90%
Total interest-bearing deposits	$10,710,966	$246,962	2.31%	$10,236,870	$144,753	1.41%
Borrowings
Federal Home Loan Bank borrowings	840,611	39,048	4.65%	782,121	37,624	4.81%
Junior subordinated debentures	62,859	4,506	7.17%	62,857	4,359	6.93%
Subordinated debentures	10,107	508	5.03%	49,933	2,470	4.95%
Total borrowings	$913,577	$44,062	4.82%	$894,911	$44,453	4.97%
Total interest-bearing liabilities	$11,624,543	$291,024	2.50%	$11,131,781	$189,206	1.70%
Noninterest-bearing demand deposits	4,431,303			4,918,787
Other liabilities	345,286			374,585
Total liabilities	$16,401,132			$16,425,153
Stockholders’ equity	2,942,800			2,881,297
Total liabilities and stockholders’ equity	$19,343,932			$19,306,450

Net interest income		$566,473			$611,045

Interest rate spread (2)			2.46%			2.94%

Net interest margin (3)			3.28%			3.54%

Supplemental Information
Total deposits, including demand deposits	$15,142,269	$246,962		$15,155,657	$144,753
Cost of total deposits			1.63%			0.96%
Total funding liabilities, including demand deposits	$16,055,846	$291,024		$16,050,568	$189,206
Cost of total funding liabilities			1.81%			1.18%

SUMMARY OF RECLASSIFICATION OF OWNER-OCCUPIED LOANS
				December 31, 2023
					Interest
				Average	Earned/	Yield/
				Balance	Paid (1)	Rate
Commercial and industrial previously reported				$1,646,939	$115,752	7.03%
Reclassification of certain owner-occupied loans				1,379,388	64,799	4.70%
Commercial and industrial after reclassification				$3,026,327	$180,551	5.97%

Commercial real estate previously reported				$7,839,476	$376,586	4.80%
Reclassification of certain owner-occupied loans				(1,379,388)	(64,799)	4.70%
Commercial real estate after reclassification				$6,460,088	$311,787	4.83%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $4.7 million and $4.5 million for the years ended ended December 31, 2024 and 2023, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year’s presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company’s tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	December 31 2024	September 30 2024	December 31 2023
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders’ equity (GAAP)	$2,993,120	$2,977,148	$2,895,251	(a)
Less: Goodwill and other intangibles	997,356	998,773	1,003,262
Tangible common equity (Non-GAAP)	$1,995,764	$1,978,375	$1,891,989	(b)
Tangible assets
Assets (GAAP)	$19,373,565	$19,408,117	$19,347,373	(c)
Less: Goodwill and other intangibles	997,356	998,773	1,003,262
Tangible assets (Non-GAAP)	$18,376,209	$18,409,344	$18,344,111	(d)

Common Shares	42,500,611	42,480,765	42,873,187	(e)

Common equity to assets ratio (GAAP)	15.45%	15.34%	14.96%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.86%	10.75%	10.31%	(b/d)
Book value per share (GAAP)	$70.43	$70.08	$67.53	(a/e)
Tangible book value per share (Non-GAAP)	$46.96	$46.57	$44.13	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated and the average assets used to calculate return on average assets and operating return on average assets:

(Unaudited, dollars in thousands)	Three Months Ended			Years Ended
	December 31 2024	September 30 2024	December 31 2023	December 31 2024	December 31 2023
Net interest income (GAAP)	$144,661	$141,703	$145,096	$561,729	$606,521

Noninterest income (GAAP)	$32,191	$33,549	$32,067	$128,014	$124,609

Total revenue (GAAP)	$176,852	$175,252	$177,163	$689,743	$731,130

Noninterest expense (GAAP)	$106,422	$100,443	$100,747	$406,366	$392,746
Less:
Merger and acquisition expense	1,902	—	—	1,902	—
Noninterest expense on an operating basis (Non-GAAP)	$104,520	$100,443	$100,747	$404,464	$392,746

Average assets	$19,436,206	$19,340,302	$19,281,947	$19,343,932	$19,306,450

Average common equity (GAAP)	$2,997,248	$2,969,236	$2,895,088	$2,942,800	$2,881,297
Less: Average goodwill and other intangibles	998,004	999,604	1,004,081	1,000,263	1,006,658
Tangible average tangible common equity (Non-GAAP)	$1,999,244	$1,969,632	$1,891,007	$1,942,537	$1,874,639

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)
Net income (GAAP)	$50,033	$42,947	$54,803	$192,081	$239,502
Noninterest expense components
Add - merger and acquisition expenses	1,902	—	—	1,902	—
Noncore increases to income before taxes	1,902	—	—	1,902	—
Net tax benefit associated with noncore items (1)	(535)	—	—	(535)	—
Noncore increases to net income	1,367	—	—	1,367	—
Operating net income (Non-GAAP)	$51,400	$42,947	$54,803	$193,448	$239,502

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Ratios
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.02%	0.88%	1.13%	0.99%	1.24%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.05%	0.88%	1.13%	1.00%	1.24%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.64%	5.75%	7.51%	6.53%	8.31%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.82%	5.75%	7.51%	6.57%	8.31%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	60.18%	57.31%	56.87%	58.92%	53.72%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	59.10%	57.31%	56.87%	58.64%	53.72%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	9.96%	8.67%	11.50%	9.89%	12.78%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	10.23%	8.67%	11.50%	9.96%	12.78%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2024			September 30, 2024
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
Reported total interest earning assets	$17,423,492	$145,840	3.33%	$17,288,249	$142,893	3.29%
Acquisition fair value marks:
Loan accretion		(179)	—%		(171)	—%

Nonaccrual interest, net		(1,068)	(0.02)%		(156)	—%

Other noncore adjustments	(3,083)	(54)	—%	(3,523)	(145)	—%

Core margin (Non-GAAP)	$17,420,409	$144,539	3.31%	$17,284,726	$142,421	3.29%